Exhibit 99.1

             Angelica Announces Third Quarter Fiscal 2005
 Financial Results; Revenues Increase 40.3% but Energy Costs Continue
                          to Affect Earnings


    ST. LOUIS--(BUSINESS WIRE)--Dec. 6, 2005--Angelica Corporation (NYSE: AGL), a leading provider of healthcare linen management services, announced today third quarter and first nine months fiscal year 2005 financial results for the period ended on October 29, 2005.

    Third Quarter Ended October 29, 2005

    Revenues from continuing operations for the third quarter of fiscal 2005 were $107.6 million, a 40.3 percent increase from $76.7 million recorded in third quarter of fiscal 2004. Acquisitions, net of divestitures, added $28.2 million of the $30.9 million increase in fiscal third quarter 2005 revenue, or 36.8%. Organic growth year-over-year was $2.7 million, a 3.5% increase in revenues.
    Gross profit for the third quarter of fiscal 2005 was $13.8 million, a 5.3% increase from $13.1 million in the third quarter of fiscal 2004. Higher revenues were partially offset by production payroll costs increasing as a percent of revenue to 34.6% from 32.7% in third quarter fiscal 2004 and natural gas and delivery fuel costs increasing as a percent of revenue to 7.5% in third quarter fiscal 2005 versus 5.5% of revenue in third quarter fiscal 2004. The increased production payroll cost includes higher wages combined with costs associated with the consolidation of our two Dallas facilities into one. Savings in linen procurement offset other cost increases in production services, operating supplies, repairs and fixed expenses. As a result, gross profit margin was 12.8% in third quarter fiscal 2005, a decrease from 17.0% in the third quarter fiscal 2004.
    Selling, general and administrative (SG&A) expenses in third quarter fiscal 2005 were $10.8 million compared to $9.6 million in third quarter fiscal 2004. Although SG&A increased in absolute dollars, it decreased as a percent of revenue by 250 basis points to 10.0% in third quarter fiscal 2005, from 12.5% in third quarter fiscal 2004, as revenues increased and operating cost controls continued.
    Other operating expense for third quarter fiscal 2005 was $0.9 million compared to other operating expense of $0.1 million in third quarter fiscal 2004, a difference of $0.8 million. Third quarter fiscal 2005 includes $1.1 million of amortization expense substantially related to recent acquisitions, compared to $0.2 million of amortization in third quarter fiscal 2004. Higher interest rates and borrowings to finance acquisitions account for interest expense increasing to $2.0 million in third quarter fiscal 2005 from $0.2 million in third quarter fiscal 2004.
    Income from continuing operations for third quarter fiscal 2005 was $0.8 million, or $0.09 per diluted share, compared to income from continuing operations of $2.8 million, or $0.31 per diluted share in third quarter of fiscal 2004.
    We completed the sale of all customer contracts from our Columbia, IL facility in September 2005 and exited the St. Louis market. As a result, the facility has closed and is now considered a discontinued operation. Third quarter fiscal 2005 loss from discontinued operations net of tax was $1.2 million, including a $0.8 million loss from operations and a $0.4 million loss on disposal. Third quarter fiscal 2004 loss from discontinued operations was $1.2 million. Of that amount $1.1 million was attributed to the discontinued retail business segment.
    Including the discontinued operations, we recorded a net loss in the third quarter fiscal 2005 of $0.4 million, or $0.04 per diluted share, compared to net income of $1.6 million, or $0.18 per diluted share in third quarter of fiscal 2004.

    First Nine Months Ended October 29, 2005

    For the first nine months of fiscal 2005 ended October 29, 2005, revenues from continuing operations were $313.3 million, a 37.2% increase from $228.3 million in fiscal 2004. Acquisitions, net of divestitures, added $77.8 million to the first nine months fiscal 2005 revenue, a 34.0% increase. Organic growth year-over-year was $7.2 million, a 3.2% increase in revenues.
    Gross profit for the first nine months of fiscal 2005 was $42.9 million, a 14.2% increase from $37.6 million in fiscal 2004. The $5.3 million increase in gross profit reflects higher revenues being offset primarily by production payroll costs increasing as a percent of revenue to 34.6% from 32.8% in the first nine months of fiscal 2004 and natural gas and delivery fuel costs increasing as a percent of revenue to 6.9% in the first nine months of fiscal 2005 versus 5.6% in the prior year comparable period. The production payroll cost increase includes higher workers' compensation expense and increased payroll related to labor strike contingency planning during the first half of this fiscal year, as well as costs associated with the closure of our Vallejo facility and consolidation of our two Dallas facilities into one. Savings in linen procurement costs mostly offset other cost increases in plant security, production services, operating supplies, repairs and fixed expenses. Gross profit margin was 13.7% in the first nine months of fiscal 2005, down from 16.5% in the comparable period of fiscal 2004.
    Selling, general and administrative (SG&A) expenses in the first nine months of fiscal 2005 were $36.1 million, up 22.1% from $29.6 million in the first nine months of fiscal 2004. First nine months fiscal 2005 SG&A included $0.4 million of management transition expense related to the senior management change, $0.8 million of legal expenses associated with the union settlement, and $0.4 million of expenses associated with the financing alternative that the Company chose not to complete. Nevertheless, SG&A decreased by 140 basis points as a percent of revenue to 11.5% in the first nine months of fiscal 2005, compared to 12.9% in the same period fiscal 2004, due to increased revenues and ongoing efforts to control operating costs.
    Other operating expense for the first nine months of fiscal 2005 was $2.1 million compared to other operating income of $1.0 million in the first nine months of fiscal 2004, a difference of $3.1 million. First nine months fiscal 2005 include $3.0 million of amortization expense substantially related to recent acquisitions, compared to $0.7 million of amortization in first nine months fiscal 2004. Gains on the sale of non-healthcare business were lower in the first nine months of fiscal 2005 compared to the first nine months fiscal 2004. Interest expense for the first nine months of fiscal 2005 was $5.0 million compared to $0.8 million in the first nine months of fiscal 2004 due to higher borrowings for acquisitions and higher interest rates.
    Income from continuing operations for first nine months fiscal 2005 was $1.2 million, or $0.13 per diluted share, compared to $8.3 million, or $0.91 per diluted share in first nine months fiscal 2004.
    The loss from discontinued operations net of tax for the first nine months of fiscal 2005 was $1.5 million, net of tax, including a $1.1 million loss from operations of our Columbia, Illinois plant and a $0.4 million loss on disposal. First nine months fiscal 2004 loss from discontinued operations was $5.0 million. Of that amount $4.7 million was attributed to the discontinued retail business segment.
    Net loss including discontinued operations for the first nine months fiscal 2005 was $0.3 million, or $0.03 per diluted share compared to net income of $3.3 million, or $0.36 per share, in the first nine months fiscal 2004.
    Steve O'Hara, CEO, commenting on the results, said, "Our revenue growth and operating programs to control costs continue to produce results, but remain eclipsed by increasing energy prices and the labor costs associated with plant consolidation. As we have stated in the past, we changed our energy hedging policy and in October we executed order agreements for natural gas that will provide for nearly 60% of our natural gas needs for the next two years. This additional certainty in energy expense will enable us to negotiate customer contracts with a more certain cost structure."
    "Also during the quarter we made the decision to close our Columbia, Illinois facility. The location had been unprofitable for some time, and with no near term reversal apparent, the closure was unavoidable. Although we did incur some short term costs relating to the closure, it was the right decision for the long term and frees up capital and resources to be utilized in a more efficient and profitable manner.
    "Additionally," Mr. O'Hara continued, "we announced and implemented in November a major reorganization of our field operations designed to provide better customer service and satisfaction. This new, customer-centric structure replaces a plant-centric model that had been in place for several years. This reorganization is designed to achieve our corporate goal to be the leading provider of healthcare linen management services to the U.S. market by providing unsurpassed customer service at a good value.
    "Looking forward, we continue to expect this fiscal year's results from continuing operations to be slightly above breakeven. Looking forward to fiscal 2006, we expect to feel the negative impact of the recent hurricanes on energy prices through the first half of fiscal 2006, but expect significantly higher earnings per share and EBITDA for the total year."
    Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. More information about Angelica is available on its website, www.angelica.com.

    Forward-Looking Statements

    Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness the Company's recently announced initiatives to reduce key operating costs as a percentage of revenues, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.




Unaudited results for third quarter and nine months ended October 29, 2005 compared with same period ended October 30, 2004 (dollars in thousands, except per share amounts):


                   Third Quarter Ended          Nine Months Ended
                -------------------------- ---------------------------
                 October  October           October   October
                   29,      30,    Percent    29,       30,    Percent
                  2005     2004    Change    2005      2004    Change
                --------- -------- ------- --------- --------- -------
Continuing
 Operations:
Net revenues    $107,582  $76,666    40.3% $313,281  $228,292    37.2%
Cost of
 services        (93,830) (63,610)   47.5% (270,335) (190,696)   41.8%
                --------- -------- ------- --------- --------- -------
  Gross profit    13,752   13,056     5.3%   42,946    37,596    14.2%
Selling, general
 and
 administrative
 expenses        (10,764)  (9,606)   12.1%  (36,105)  (29,563)   22.1%
Amortization of
 other acquired
 assets           (1,111)    (236)  370.8%   (2,952)     (662)  345.9%
Other operating
 income, net         210      120    75.0%      840     1,642   -48.8%
                --------- -------- ------- --------- --------- -------
  Income from
   operations      2,087    3,334   -37.4%    4,729     9,013   -47.5%
Interest
 expense          (2,045)    (244)  738.1%   (4,951)     (825)  500.1%
Non-operating
 income, net         382      364     4.9%    1,179     2,466   -52.2%
                --------- -------- ------- --------- --------- -------
  Income from
   continuing
   operations
   pretax            424    3,454   -87.7%      957    10,654   -91.0%
Benefit
 (provision) for
 income taxes        387     (622)     nm       270    (2,365)     nm
                --------- -------- ------- --------- --------- -------
Income from
 continuing
 operations          811    2,832   -71.3%    1,227     8,289   -85.2%
                --------- -------- ------- --------- --------- -------

Discontinued
 Operations:
Loss from
 operations, net
 of tax             (838)    (665)   26.0%   (1,168)   (1,463)  -20.2%
Loss on
 disposal, net
 of tax             (354)    (561)  -36.9%     (354)   (3,569)  -90.1%
                --------- -------- ------- --------- --------- -------
Loss from
 discontinued
 operations       (1,192)  (1,226)   -2.8%   (1,522)   (5,032)  -69.8%
                --------- -------- ------- --------- --------- -------
Net (loss)
 income            $(381)  $1,606      nm     $(295)   $3,257      nm
                ========= ======== ======= ========= ========= =======

Basic (loss)
 earnings per
 share:
  Income from
   continuing
   operations      $0.09    $0.32   -71.9%    $0.14     $0.93   -84.9%
  Loss from
   discontinued
   operations      (0.13)   (0.14)   -7.1%    (0.17)    (0.56)  -69.6%
                --------- -------- ------- --------- --------- -------
Net (loss)
 income           $(0.04)   $0.18      nm    $(0.03)    $0.37      nm
                ========= ======== ======= ========= ========= =======

Diluted (loss)
 earnings per
 share:
  Income from
   continuing
   operations      $0.09    $0.31   -71.0%    $0.13     $0.91   -85.7%
  Loss from
   discontinued
   operations      (0.13)   (0.13)    0.0%    (0.16)    (0.55)  -70.9%
                --------- -------- ------- --------- --------- -------
Net (loss)
 income           $(0.04)   $0.18      nm    $(0.03)    $0.36      nm
                ========= ======== ======= ========= ========= =======


Unaudited condensed balance sheets as of October 29, 2005 and January 29, 2005 (dollars in thousands):

                                               October 29, January 29,
                                                  2005        2005
                                               ----------- -----------
ASSETS
------
Current Assets:
   Cash and short-term investments             $    1,795  $      926
   Receivables, less reserves of $853 and $510     57,803      44,454
   Linens in service                               44,426      37,660
   Prepaid expenses and other current assets        5,734       3,817
   Deferred income taxes                                -       5,386
   Assets of discontinued operations held for
    sale                                            1,535       3,617
                                                ----------  ----------
      Total Current Assets                        111,293      95,860
Property and Equipment, net                       107,925      99,366
Goodwill                                           49,761      31,272
Other acquired assets                              43,115      24,728
Other Long-Term Assets                             16,609      37,727
                                                ----------  ----------

Total Assets                                   $  328,703  $  288,953
                                                ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
   Current maturities of long-term debt        $   10,419  $      419
   Accounts payable                                22,637      16,865
   Accrued wages and other compensation             6,642       5,145
   Other accrued liabilities                       39,088      33,289
                                                ----------  ----------
      Total Current Liabilities                    78,786      55,718
Long-Term Debt, less current maturities            83,696      67,811
Other Long-Term Obligations                        15,103      14,068
Shareholders' Equity                              151,118     151,356
                                                ----------  ----------

Total Liabilities and Shareholders' Equity     $  328,703  $  288,953
                                                ==========  ==========


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    CONTACT: Angelica Corporation
             Jim Shaffer or Colleen Hegarty, 314-854-3800 www.angelica.com or
             Integrated Corporate Relations, Inc.
             John Mills, 310-395-2215